Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 12/18/2001


Servicing Certificate

Beginning Principal Balance                                                       114,648,564.56
Ending Principal Balance                                                          111,121,543.23
Principal Collections                                                               3,105,886.95
Interest Collections                                                                1,308,607.79

Active Loan Count                                                                          2,449

Principal Balance of Current Month Prefunding                                               0.00

Substitution Adjustment Amount                                                              0.00

Policy Draw Amount                                                                          0.00


Total Limited Reimbursement Amount                                                     23,566.65

Current month distribution to Credit Enhancer                                          31,724.34

Net Loan Rate                                                                             13.77%

Note Rate - Class A-1 Notes                                                              2.3000%
Note Rate - Class A-2 Notes                                                              7.8400%
Note Rate - Class A-3 Notes                                                              8.1700%
Note Rate - Class A-4 Notes                                                              8.2700%

                 Beginning Note Balance     Ending Note Balance   Principal Distribution     Interest
Class A-1 Notes             18,339,176.91           14,812,155.58            3,527,021.33      33,978.42
Class A-2 Notes             18,887,000.00           18,887,000.00                       -     123,395.07
Class A-3 Notes             29,790,000.00           29,790,000.00                       -     202,820.25
Class A-4 Notes            41,753,000.00           41,753,000.00                       -     287,747.76
                           --------------          --------------                      --    ----------
    Total Notes            108,769,176.91          105,242,155.58            3,527,021.33     647,941.50

Certificates                                                                          205,455.55

Prefunding Account                                                           Total Amount
                                                                       --------------------------
Beginning Balance                                                                           0.00
Interest Earned on Prefunding Account                                                       0.00
Prior month Interest earned transferred to overcollateralization                            0.00
Collection Period Subsequent Transfer                                                       0.00
Prefunding Account balance distributed to Noteholders                                       0.00
                                                                       --------------------------
           Total Ending Prefunding Account Balance  as of Payment Date                      0.00


Capitalized Interest Account Balance
Beginning Balance                                                                           0.00
Withdraw relating to prior month Collection Period                                          0.00
Interest Earned                                                                             0.00
Interest Earned sent to Note Payment account                                                0.00
Total Ending Capitalized Interest Account Balance to Noteholders                            0.00
                                                                       --------------------------
                     Total Ending Capitalized Interest Account Balance                      0.00
                                                                       ==========================


Beginning Overcollateralization Amount                                              5,880,121.40
Overcollateralization Amount Increase (Decrease)                                           (0.00)
                                                                       --------------------------
Ending Overcollateralization Amount                                                 5,880,121.40
Outstanding Overcollaterization Amount                                                         -
                                                                       --------------------------
Required Overcollateralization Amount                                               5,880,121.40


                                                                                                         Number         Percent
                                                                                         Balance        of Loans      of Balance
Delinquent Loans (30 Days)                                                          1,867,551.46           37            1.68%
Delinquent Loans (60 Days)                                                            560,827.70           13            0.50%
Delinquent Loans (90+ Days) (1)                                                     2,285,202.66           47            2.06%
Foreclosed Loans                                                                       47,855.95            1            0.04%
REO                                                                                         0.00            0            0.00%

(1) 90+ Figures Include Foreclosures and REO
                                                                                                                        Percent
                                                                        Liquidation To-Date                           of Balance
                                                                       --------------------------
Beginning Loss Amount                                                               5,096,314.24
Current Month Loss Amount                                                             421,134.38                         0.38%
Current Month Principal Recovery                                                       10,835.54
Net Ending Loss Amount                                                              5,506,613.08

